Exhibit 16.1

December 4, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Elite Express Holding Inc.
CIK Number: 0002053641

Dear Commissioners:

We have read Form 8-K dated December 4, 2025 of Elite Express Holding Inc. (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm; and we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Golden Eagle CPAs LLC

Bedminster, New Jersey